Exhibit 10.7

AMENDMENT TO NOTE

This Amendment to the Note (as defined herein) (this “Agreement”) is dated as of July 16, 2018 by and between Naples Women’s Center, LLC, a Florida limited liability company (the “Company”) and Dr. Michael Dent (the “Holder”).

WITNESSETH:

WHEREAS, the Company issued the Holder a 10% unsecured promissory note in the principal amount of up to $750,000 (the “Note”);

WHEREAS, the Note is due and payable on December 31, 2018 (the “Maturity Date”);

WHEREAS, the HealthLynked Corp., a Nevada corporation (“HLYK”) desires to conduct a private placement of its securities (the “Private Placement”); and

WHEREAS, in connection with the Private Placement, each of HLYK and the Company is requesting that the Holder extend the Maturity Date of the Note until December 31, 2019.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Maturity Date. The Holder hereby agrees to extend the Maturity Date of the Note to December 31, 2019, and further agrees that, notwithstanding anything to the contrary contained in the Note,  the Company shall not, and shall not be required to, make any payments under the Note prior to December 31, 2019.

2. Except as set forth above, the execution and delivery of this Agreement shall not be construed to waive any right of the Holder under the Note and the ancillary documents executed in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this waiver may not be amended without the prior written consent of each of the Company and Holder.

5. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

NAPLES WOMEN’S CENTER LLC

By:	/s/ Dr. Michael Dent
	Name:	Dr. Michael Dent
	Title:	Chief Executive Officer

holder

/s/ Dr. Michael Dent
Dr. Michael Dent